EXHIBIT 99.1

                                                                  D2Co., LLC
                                             18 East 50th Street, 10th Floor
                                                          New York, NY 10022
                                          212.486.4444 Tel  212.588.0286 Fax



                                          February 7, 2001



Mr. Mark A. Smith, Chairman
Bion Environmental Technologies, Inc.
7921 Southpark Plaza
Suite 200
Littleton, CO 80120

Dear Mark:

This letter memorializes D2, LLC's ("D2's") understanding of the terms of an oral agreement of December 1, 2000 intended by the parties to amend the existing management agreement as heretofore amended between D2 and Bion Environmental Technologies, Inc. ("Bion")(subject to change in form upon review by legal and tax advisors to the parties). The material terms of the agreement are found below:

     1. The term of the current management agreements shall be extended for a period of 18 months.
     2.  Annual base compensation to be paid to D2 for services shall be:
          a) calendar year 2001 - $500,000;
          b) calendar year 2002 - $600,000;
          c) calendar year 2003 - $750,000.
     3. All outstanding Bion warrants owned by D2 (except 30,000 J1 Warrants purchased as part of D2's investment in the private offering completed on April 13, 2000) are cancelled and Bion shall repay to D2 the $1,000,000 (cash and promissory note) consideration paid to Bion by cancellation of the promissory note and delivery to D2 of the sum of $500,000.
     4. The Board of Directors of Bion shall in January of each year review the performance of all personnel including D2 for the prior year and award bonuses based on parameters to be developed by the Board annually. As to D2, the Board may award bonuses ranging from 0% to 200% of base compensation annually.
     5. To the extent that D2 undertakes one (or more) "Special Project(s)" authorized by the Board not within the scope of D2's duties, D2 shall earn, upon successful completion of a "Special Project", an additional fee equal to 2% of the financial value of the Special
     Project or 50% of D2's annual base compensation, whichever is lower.


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     6.  Additionally:
         a) in the event that Bion does not have the funds to pay for amounts owed to D2 pursuant hereto, Bion may elect to pay in securities of Bion;
         b) At the request of D2, Bion will utilize a "Rabbi Trust" (see Exhibit A hereto) or other format to defer compensation to D2, subject to review by Bion's legal and tax advisors;
         c) in the event of a change of control, all compensation due D2 shall be accelerated and paid to D2.

If the above reflects your understanding, please sign below and return to me.

D2, LLC


By: /s/ David J. Mitchell
    --------------------------------
David J. Mitchell
Managing Partner


Bion Environmental Technologies, Inc


By: /s/ Mark A. Smith
    --------------------------------
Mark A. Smith
Chairman


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                                                                 EXHIBIT A

Morrison Cohen Singer & Weinstein, LLP

M E M O R A N D U M


TO: David Mitchell
CC: Stephen Budow
FROM: Brian Snarr
DATE: December 20, 2000
RE: Deferred Compensation Issues

I. Tax Issues

In structuring a deferred compensation arrangement, two tax issues need to be kept in mind: "constructive receipt" and "funded" deferred compensation arrangements.

Constructive Receipt

General. Under the doctrine of "constructive receipt", any deferral election by an employee must be made before the income is earned. If the income is already payable when the deferral election is made, the employee's ability to receive the income currently will cause him or her to be taxed as if the income had been paid at the time the election was made. (This rule is sometimes paraphrased as: "You can't turn your back on income you are already entitled to.")

It is usually not difficult to time a deferral election relating to salary payments. The election must be made before the salary period begins in which the services will be performed. Timing the deferral election is somewhat more difficult with bonus payments. Although a bonus may only be payable in the fourth quarter of a fiscal year, many tax advisors are uncomfortable with a bonus deferral election made after the first quarter, under the theory that the bonus is already partly earned.

Irrevocability. To avoid constructive receipt, elections to defer compensation are generally required to be irrevocable for the period to which they relate. This has two components. First, as to the compensation that has already been deferred, if the employee can say, in effect, "Give me the money now" while remaining employed, the employee is considered to be in constructive receipt of the deferred income. Thus, the employee must not given the opportunity to receive the money at will.

If the employee has to quit employment to receive the funds, such a restriction is considered so substantial that it is not equivalent to being able to receive the funds at will and constructive receipt is thereby avoided. Also, some arrangements permit a third party, such as a compensation committee, to authorize "hardship withdrawals" for reasons that arise beyond the employee's control. If hardship withdrawals are permitted, care has to be taken not to simply rubber stamp employee requests, or the deferred funds may be considered currently available.


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The second component of irrevocability is that if the deferral election can be terminated part of the way through the year and later reactivated, constructive receipt again rears its head. An employee who, each month, is given the opportunity to receive or defer income will probably be considered to be in constructive receipt of, and thus taxable on, the amounts deferred. Accordingly, most deferred compensation arrangements provide that they have a minimum term of a year, during which they cannot be revoked.

One exception to the irrevocability rule is a stock appreciation right or "SAR", in which the amount of deferred compensation is based on the value of a theoretical investment in employer stock. With an SAR, the employee can have the right to cash out all or part of the deferred amount without a constructive receipt problem. This is because cashing out causes the employee to lose out on the right to future appreciation in the employer stock. An example of an such an SAR arrangement would be a $1,000,000 deferred bonus, treated as if it were invested in $1,000,000 of employer stock on the date the bonus was declared. The amount the employee would be able to receive would then be based on the value of the theoretical $1,000,000 investment, and could be cashed out on demand, in whole or in part.

Funded vs. Unfunded Arrangements

Generally. The second major issue in avoiding current taxation on deferred payments is the requirement that the employer's promise to pay deferred compensation not be "funded". This means that there cannot be a separate fund, apart from the employer's other assets, set aside for the exclusive benefit of the employee. If there is, the employee will be taxable on the amount so set aside. The simplest form of a deferred compensation arrangement illustrates this principle. It consists of a bare promise to pay the deferred amounts later, with the employer simply keeping a book entry of the amounts owed and making payments when they are due.

However, some employees are not comfortable relying on an employer's continuing willingness to pay deferred amounts without question in the future, particularly where there is a prospect of a management change or an employer cash shortage.

Rabbi Trusts. As a result, Rabbi trusts arose as a means to secure, as much as possible, a promise to pay deferred compensation without creating a "funded" promise. In a rabbi trust arrangement, an amount equal to the deferred compensation is put aside in an irrevocable trust earmarked for the employee. Although irrevocable by the employer, a rabbi trust is subject to the claims of the employer's creditors, and is thus is not for the exclusive benefit of the employee. Under the circumstances specified in the trust, the employer's creditors, and thus the employer, may also benefit.

The employer is treated as the owner of a rabbi trust for tax purposes and is taxable on any income generated by the trust. The employer receives a deduction, and the employee recognizes income, only when funds are paid out of the rabbi trust to the employee. A rabbi trust thus protects an employee against an employer's change of heart or unwillingness to pay deferred compensation when it becomes due, but does not protect against the employer's insolvency.

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In considering the use of a rabbi trust, it is important to keep in mind that a rabbi trust is really only a means of securing payment under another agreement. An employee who requests a rabbi trust is in effect asking for a deferred compensation agreement secured by a rabbi trust. A rabbi trust is generally embodied in a separate document from the actual deferred compensation agreement. And whereas a deferred compensation agreement is between the employer and employee only, a rabbi trust has three parties: the employer, the employee and the trustee.

The IRS has issued a model rabbi trust agreement that can be adopted by employers to secure a deferred compensation or other agreement without adverse tax consequences. It is generally advisable to use the IRS form unless there are unusual features in the underlying agreement that make the IRS form agreement unacceptable.

II. ERISA Issues

The Employee Retirement Income Security Act of 1974 "ERISA") came into existence largely because of perceived abuses in the funding and operation of retirement plans. For example, the Studebaker pension plan collapsed because of inadequate funding, leaving thousands of employees without retirement benefits. There was, in addition, a widely publicized and criticized practice of reducing pension costs by firing of retirement-age employees shortly before they vested in plan benefits. The response of Congress was to impose, through ERISA, a comprehensive and detailed scheme to regulate retirement and welfare plans to prevent such abuses.

ERISA, therefore, throws a wide net in the employer-employee benefit arrangements it seeks to regulate. Any plan or arrangement that defers compensation until retirement is generally regarded as a pension plan by ERISA. However, the statute also contains the exemptions discussed below for deferred compensation arrangements where ERISA's protections were not thought to be needed. Deferred compensation plans have generally been drafted to fall within the ERISA exemptions and thus avoid compliance with the following requirements applicable to ERISA retirement plans:

-vesting (non-forfeitability) of benefits on a five-year cliff or six-year graded basis;

-participation of employees on a non-discriminatory basis;

- pre-funding of promised benefits under a separate trust arrangement in accordance with actuarial valuations;

-the exercise of fiduciary responsibility (and resulting liability) by plan administrators;

-compliance with PBGC termination insurance provisions; and

-reporting and disclosure to the IRS, U.S. Department of Labor and plan participants, including Summary Plan Descriptions and Summary Annual Reports (see the last item in this column for the abbreviated requirements applicable to top hat plans.

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If an employer is subject to these ERISA requirements because an exemption is unavailable, the requirements can be enforced by either the U.S. Department of Labor or by any affected plan participant. And if the deferred compensation arrangement has not been designed and administered with the ERISA exemptions in mind, the chances are good that the requirements will not have been met, and the employer may incur unanticipated liabilities to participants or the government. Accordingly, careful attention should be paid to the scope of the exemptions.

Available Exemptions

The two main ERISA exemptions that are available for a deferred compensation arrangement are qualification as: 1) an excess benefit plan; or 2) a "top hat" plan. Qualifying for either of these exemptions requires that a deferred compensation plan be "unfunded" within the meaning of ERISA.

"Unfunded" Plan Requirement. ERISA does not define the term "unfunded". On one hand, the meaning of "unfunded" is clear where an employer simply promises to pay benefits at some date in the future and does not provide any separate funds to meet such obligations. The more difficult situation arises when funds are set aside to pay deferred compensation, especially where the employees whose compensation is deferred have some rights to the amounts set aside. The guidance provided over the years by the courts and the Department of Labor has not been either prolific or particularly clear on the meaning of the term "unfunded". Fortunately, the Department of Labor has confirmed that the model rabbi trust recently released by the IRS will be considered an unfunded plan for purposes of ERISA.

Consequently, if an employer intends to fund a deferred compensation benefit by setting aside assets to which employees will have rights, the employer has essentially two choices: 1) compliance with the IRS model rabbi trust agreement in an "unfunded" deferred compensation arrangement; or 2) compliance with the full range of ERISA requirements applicable to qualified plans, as set forth above.

Excess Benefit Plans. An excess benefit plan is an unfounded plan maintained solely to make up benefits that are restricted because they exceed the amounts permitted by Code Section 415. Section 415 caps an individual's benefit under a defined contribution plan at the lesser of 25% of compensation or $30,000 (adjusted for inflation.) In a defined benefit plan it limits a participant's benefit to 100% of compensation or $90,000 per year (adjusted for inflation.)

Because excess plans are restricted to plans providing benefits in excess of the Section 415 limits, this is a narrow exemption. A plan that makes up benefits restricted by the $150,000 compensation cap or the cap on 401(k) deferrals will not qualify as an excess plan.

Top Hat Plans. Because of the limited scope of excess benefit plans, the ERISA exemption most useful to employers is the "top hat" exemption. A top hat plan is an unfunded plan "maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees." Unfortunately, the exact parameters of this top hat

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group continues to be a subject of debate and speculation. The Department of
Labor has never published regulations on the subject and the relevant legislative history from ERISA is sparse. Further, the advisory opinions that the Department of Labor has issued from time to time on top hat plans have not been consistent on what the determinative factors are.

The most helpful guidance would be a straight compensation-based test, and several have been mentioned from time to time (none officially) such as 3 times the Social Security wage base (currently around $60,000) or the $150,000 cap of Code Section 401(a)(17). There is a consensus in the benefits bar that the definition of a "highly compensated employee" found in Code Section 414(q) is too broad for ERISA purposes and cannot be relied on in drafting top hat plans. Based on the guidance that is available to date, the following factors should be considered in limiting the participation in a deferred compensation plan so that it covers only "a select group of management or highly compensated employees:

- Participation Percentage. Both the Department of Labor and the courts have focused on the percentage of the employer's work force made up by the plan participants. Percentage participation of 5% or more would be outside the range of plans approved in the cases and rulings to date, although an exception might be made if all the plan participants are clearly highly compensated.

- Average Compensation of Participants. Although there are no particular guideposts here either, employers would be well advised to examine the average compensation of the plan participants in comparison to the average compensation of the non-participating employees. Both the courts and the Department of Labor have looked favorably on plans in which the average salary of the participants was several multiples of the average salary of the non-participating employees.

- Position of Influence. The recent Department of Labor views on the subject suggest that it would be helpful in qualifying a top hat plan if it could be shown that the participants were in a position to negotiate and influence plan design and features, rather than being passive recipients of an employer provided benefit.

Top Hat Compliance

Finally, it should be noted that top hat plans are not completely exempt from ERISA requirements. Labor Regulation Section 2520.104-23 requires that the Department of Labor be notified within 120 after a top hat plan becomes effective. The plan administrator, (generally the employer) is required to disclose only the employer's name, address and employer identification number, the number of top hat plans and the number of participants in the plan. There is no ongoing compliance requirement, except to provide a copy of the top hat plan to the Department if requested.

While the ERISA compliance for top hat plans is minimal, a failure to observe it can be problematic. This is because the Department of Labor regards the abbreviated top hat compliance as an alternative to the regular filing and disclosure requirements applicable to retirement plans. Thus, a failure to meet the simplified notice requirement can subject a top hat plan to the full range of ERISA reporting and disclosure procedures, including a Summary Plan Description, Summary Annual Reports, etc.